                                                                 EXHIBIT 99.2

                            NOTICE OF GUARANTEED DELIVERY

                                   With Respect to
                         12 1/2% Senior Debentures due 2007
                                          of

                            CLARK-SCHWEBEL HOLDINGS, INC.

                  Pursuant to the Prospectus Dated November 25, 1997

    This form must be used by a holder of 12 1/2% Senior Debentures due 2007 (the "Debentures") of Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), who wishes to tender Debentures to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Company's Prospectus, dated November 25, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Debentures pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         --------------------------------------------------------------
         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 30, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE").
         --------------------------------------------------------------

                         State Street Bank and Trust Company
                                (the "Exchange Agent")


            By Mail:                 By Overnight Courier or Hand Delivery:     By Facsimile Transmission:


State Street Bank and Trust Company  State Street Bank and Trust Company       (for Eligible Institutions only)
Corporate Trust Department           Corporate Trust Department
P.O. Box 778                         Two International Plaza, 4th Floor        State Street Bank and Trust Company
Boston, Massachusetts  02102-0078    Boston, Massachusetts  02110              (617) 664-5232
Attention:  Sandra Szczsponik        Attention:  Sandra Szczsponik             Attention:  Sandra Szczsponik


                   For Information or Confirmation by Telephone:
                                   (617) 664-5314


    Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:     The undersigned hereby tenders to the Company, upon
the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

    The undersigned hereby tenders the Debentures listed below:


-------------------------------------------------------------------------------------------------
Certificate Number(s) (if known) of Debentures or     Aggregate Principal     Aggregate Principal
    Account Number at the Book-Entry Facility          Amount Represented       Amount Tendered
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


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                              PLEASE SIGN AND COMPLETE
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Signatures of Registered Holder(s) or
Authorized Signatory:                 Date:                , 1996
                     --------------         --------------

                                      Address:
----------------------------------             ------------------------------

----------------------------------    ---------------------------------------
Name(s) of Registered Holder(s):      Area Code and Telephone No.

----------------------------------

----------------------------------

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   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Debentures or on a security position listing as the owner of Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                         Please print name(s) and address(es)

Name(s):
         --------------------------------------------------------------------

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Capacity:
           ------------------------------------------------------------------

Address(es):
             ----------------------------------------------------------------

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                                          3

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                                      GUARANTEE
                       (Not to be used for signature guarantee)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility described in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.


Name of firm
            --------------------------  -------------------------------------
                                                 (Authorized Signature)

Address                                 Name
       -------------------------------      ---------------------------------
                                                    (Please Print)

                                        Title
--------------------------------------       --------------------------------
        (Include Zip Code)

Area Code and Tel. No.                  Dated                          , 1996
                      ----------------       -------------------------

-----------------------------------------------------------------------------


         DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                    INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

    2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Debentures referred to herein, the signature must correspond with the name(s) written on the face of the Debentures without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Debentures, the signature must correspond with the name shown on the security position listing as the owner of the Debentures.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Debentures listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Debentures or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

    3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                                          5